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                                   EXHIBIT 23

                        CONSENT OF INDEPENDENT AUDITORS
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                         INDEPENDENT AUDITORS' CONSENT

   We consent to the incorporation by reference in Registration Statement Nos. 333-91065, 333-58607, 333-49967, 333-45613, 333-42817, 333-20739, 33-63629, 33-
63221, 33-60448, 33-39762, 33-36708, 33-31685, 33-21068, 33-05616 and Post-
Effective Amendment No. 1 to Registration Statement Nos. 33-01333 and 33-10396 of Commercial Federal Corporation on Form S-8 of our report dated February 8, 2001, (which report expresses an unqualified opinion and includes an explanatory paragraph relating to a change in method of accounting for derivatives and for start-up activities and organizational costs) appearing in Form 10-K of Commercial Federal Corporation for the six months ended December 31, 2000.

/s/ Deloitte & Touche LLP

Omaha, Nebraska
March 26, 2001